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                                                                    EXHIBIT 99.1


Contact:          Thomas J. Mathews, Vice President, Finance
                  NetOptix Corporation
                  561-994-0202


     NETOPTIX CORPORATION ANNOUNCES ITS 2000 ANNUAL MEETING OF STOCKHOLDERS

         STURBRIDGE, MASSACHUSETTS, November 18, 1999 - NetOptix Corporation (Nasdaq: OPTX) announces that it has set its 2000 Annual Meeting of Stockholders (the "Annual Meeting") for January 26, 2000 and the record date to determine the stockholders allowed to vote at the Annual Meeting for November 30, 1999.

Shareholder proposals submitted for inclusion in the Company's proxy statement and form of proxy must be received by the Company no later than November 29, 1999. Shareholder proposals submitted for inclusion in the Company's proxy statement and form of proxy after November 29, 1999 shall be considered to be untimely, and the persons named in the proxies solicited by the Company's Board of Directors may exercise discretionary voting power with respect to such proposals.

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